Exhibit 99.1

DAYSTAR TECHNOLOGIES STRENGTHENS CORPORATE GOVERNANCE

PRACTICES WITH KEY BOARD ENHANCEMENTS

Halfmoon, NY – (PR Newswire) – October 25, 2006 – DayStar Technologies, Inc. (NASDAQ:DSTI), a developer and manufacturer of innovative CIGS Photovoltaic Foil™ products, today announced that it has joined a practice adopted by many Fortune 500 companies in adopting measures to strengthen its corporate governance practices through several key enhancements to its board of directors, which were effected at a Special Meeting of the Board held on October 19, 2006.

Specifically, the Board unanimously voted to amend the Company’s bylaws to create the position of Lead Director. Current independent board member Dr. Randolph A. Graves, Jr. has been appointed to serve in this capacity until his successor is named and qualifies. Consistent with what has become common among many leading corporations, DayStar’s Lead Director is charged with providing independent leadership to the Board; facilitating the functioning of the Board independent of the Company’s management; and maintaining and enhancing the quality of the Company’s corporate governance practices.

In addition, the Board unanimously voted to create an Executive Committee of the Board, as authorized by DayStar’s bylaws, consisting of four directors, including the Lead Director, the Chairman of the Board, and two respective independent directors holding the positions of Chairmen of the Audit and Compensation Committees of DayStar’s board of directors.

“Given the dynamic, high growth nature of DayStar’s plans for commercializing its CIGS cells, it is essential that our Board continues to evolve and strengthen its governance practices to ensure the delivery of sound and objective guidance and direction,” stated DayStar Chairman Dr. John Tuttle. “These proactive steps taken by our Board should serve to notably enhance and support the mission of DayStar, while promoting greater independence and oversight of our governing Board members.”

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is an emerging leader in low cost, high efficiency Photovoltaic Foil™ that converts sunlight into energy. The Company manufactures CIGS solar cells, which are deposited on flexible metal foils using production processes adapted from the semiconductor and magnetic drive industries. As an alternative to wafer-silicon solar cells, DayStar believes the unique combination of its CIGS solar cell design coupled with proprietary manufacturing processes on flexible metal substrates could substantially lower costs and remove deployment barriers currently limiting large adoption of solar energy. For more information on the Company, please visit http://www.daystartech.com.

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future, “ “plan” or “planned, “ “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks that our products may not achieve customer acceptance or that they will not perform as expected, and other risks identified in our annual report on Form 10-KSB and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DayStar Technologies Inc. undertakes no obligation to update such statements.

FOR MEDIA RELATIONS INQUIRIES, PLEASE CONTACT

Erica Dart, DayStar Technologies

518-383-4600 or via email edart@daystartech.com

FOR INVESTOR RELATIONS INFORMATION, PLEASE CONTACT

Dodi Handy, Elite Financial Communications Group

407-585-1080 or via email dsti@efcg.net